UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

AUDENTES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37833	46-1606174
(Commission File Number)	(IRS Employer Identification No.)

600 California Street, 17th Floor San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

(415) 818-1001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.Entry into a Material Definitive Agreement.

On October 10, 2018, Audentes Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Cowen and Company, LLC, as representatives of the underwriters (the “Underwriters”) named in Schedule A of the Underwriting Agreement, pursuant to which the Company agreed to issue and sell an aggregate of 5,200,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold to the Underwriters at the public offering price of $29.00 per share, less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 780,000 shares of its common stock at the same price. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-224020) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on March 29, 2018 and that automatically became effective upon filing by the Company.

The Company estimates that net proceeds from the Offering will be approximately $141.5 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. The Company intends to use the net proceeds from this offering to advance the development of product candidates, to improve internal manufacturing capabilities and for working capital and other general corporate purposes. The Company expects the Offering to close on October 15, 2018, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 2.02.Results of Operations and Financial Condition.

On October 9, 2018, the Company filed with the SEC a preliminary prospectus supplement (the “Preliminary Prospectus”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Offering. In the Preliminary Prospectus, the Company disclosed that it expects to report that the Company had cash, cash equivalents, marketable securities and restricted cash of approximately $275.5 million as of September 30, 2018, which includes approximately $3.6 million of restricted cash and approximately $1.3 million of long-term investments. This amount reflects the Company’s estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, is not a comprehensive statement of its financial results or position as of September, 30, 2018, and has not been reviewed or compiled by the Company’s independent registered public accounting firm. The actual amount that the Company reports will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended September 30, 2018 are finalized.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed by the Company with the SEC, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 8.01.Other Events.

On October 10, 2018, the Company issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

NumberDescription of Exhibit

1.1Underwriting Agreement dated October 10, 2018

5.1Opinion of Fenwick & West LLP

23.1Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1Press Release dated October 10, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDENTES THERAPEUTICS, INC.

By:	/s/ Thomas Soloway
Thomas Soloway
Chief Financial Officer

Date: October 11, 2018